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                                                                 EXHIBIT 23.1(b)


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 1999, related to the financial statements of Insight Communications of Indiana, LLC as of December 31, 1998 and for the period from November 1, 1998 (date of inception) through December 31, 1998, in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Insight Midwest, L.P. for the registration of $200,000,000 of its 9 3/4% Senior Notes due 2009.


                                                /s/ Ernst & Young LLP


New York, New York
March 29, 2000